Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Warren Kneeshaw
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com
Qualcomm Announces Record First Quarter Fiscal 2011 Results
Revenues $3.3 Billion, EPS $0.71
Non-GAAP EPS $0.82
— Record First Quarter Results, Raising Fiscal 2011 Guidance —
SAN DIEGO — January 26, 2011 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced record results for the first quarter of fiscal 2011 ended December 26, 2010.
“We are very pleased to report record revenues, earnings per share and MSM chipset shipments this quarter driven by increased demand for smartphones and data-centric devices across an expanding number of regions and price points,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “In addition, we have resolved one of our previously disclosed licensee disputes, which will be reflected beginning with the second fiscal quarter results. We continue to execute on our strategic objectives as our partners leverage our technologies and solutions to offer leading wireless products and services to consumers around the globe. We believe we are uniquely positioned to benefit from these industry trends and are substantially raising our revenue and earnings guidance for the fiscal year.”
First Quarter Results (GAAP)
•	Revenues: $3.35 billion, up 25 percent year-over-year (y-o-y) and 13 percent sequentially.
•	Operating income: $1.11 billion, up 26 percent y-o-y and 33 percent sequentially.
•	Net income: $1.17 billion, up 39 percent y-o-y and 35 percent sequentially.
•	Diluted earnings per share: $0.71, up 42 percent y-o-y and 34 percent sequentially.
•	Effective tax rate: 12 percent for the quarter.
•	Operating cash flow: $48 million, down 96 percent y-o-y due to a $1.5 billion income tax payment.*

•	Return of capital to stockholders: $309 million, or $0.19 per share, of cash dividends paid.

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 2 of 19
Non-GAAP First Quarter Results
Non-GAAP results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain share-based compensation, certain tax items that are not related to the current year and acquired in-process research and development (R&D) expense.
•	Revenues: $3.35 billion, up 25 percent y-o-y and 13 percent sequentially.
•	Operating income: $1.42 billion, up 25 percent both y-o-y and sequentially.
•	Net income: $1.35 billion, up 29 percent y-o-y and 22 percent sequentially.
•	Diluted earnings per share: $0.82, up 32 percent y-o-y and 21 percent sequentially. The current quarter excludes $0.05 loss per share attributable to the QSI segment, $0.07 loss per share attributable to certain share-based compensation and $0.02 earnings per share attributable to certain tax items (the sum of Non-GAAP earnings per share and items excluded do not equal GAAP earnings per share due to rounding).
•	Effective tax rate: 19 percent for the quarter.
•	Free cash flow: $127 million, down 90 percent y-o-y due to a $1.5 billion income tax payment* (defined as net cash from operating activities less capital expenditures).

*	The $1.5 billion income tax payment primarily related to the 2008 license and settlement agreements with Nokia.
Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and Non-GAAP results are included at the end of this news release.
First Quarter Key Business Metrics
•	CDMA-based Mobile Station ModemTM (MSMTM) shipments: approximately 118 million units, up 28 percent y-o-y and 6 percent sequentially.
•	September quarter total reported device sales: approximately $34.0 billion, up 39 percent y-o-y and 20 percent sequentially.
•	September quarter estimated CDMA-based device shipments: approximately 165 to 169 million units at an estimated average selling price of approximately $201 to $207 per unit.

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 3 of 19
Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled approximately $19.1 billion at the end of the first quarter of fiscal 2011, compared to $18.4 billion at the end of the fourth quarter of fiscal 2010 and $18.9 billion a year ago. On January 5, 2011, we announced an agreement to acquire Atheros Communications, Inc. for $45 per share in cash, representing an enterprise value of $3.1 billion on that date. The transaction is expected to close in the first half of calendar 2011, subject to customary closing conditions including the receipt of domestic and foreign regulatory approvals and the approval of Atheros’ stockholders. On January 14, 2011, we announced a cash dividend of $0.19 per share payable on March 25, 2011 to stockholders of record as of February 25, 2011.
Research and Development

		Share-Based
($ in millions)	Non-GAAP	Compensation	QSI	GAAP
First quarter fiscal 2011	$560	$86	$25	$671
As a % of revenues	17%		N/M	20%
First quarter fiscal 2010	$503	$72	$21	$596
As a % of revenues	19%		N/M	22%
Year-over-year change ($)	11%	19%	19%	13%

N/M	— Not Meaningful
Non-GAAP R&D expenses increased 11 percent y-o-y primarily due to an increase in costs related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies and other initiatives to support the acceleration of advanced wireless products and services. QSI R&D expenses were primarily related to our FLO TV™ subsidiary.
Selling, General and Administrative

		Share-Based
($ in millions)	Non-GAAP	Compensation	QSI	GAAP
First quarter fiscal 2011	$343	$72	$22	$437
As a % of revenues	10%		N/M	13%
First quarter fiscal 2010	$272	$68	$39	$379
As a % of revenues	10%		N/M	14%
Year-over-year change ($)	26%	6%	(44%)	15%

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 4 of 19
Non-GAAP selling, general and administrative (SG&A) expenses increased 26 percent y-o-y primarily due to an increase in employee-related costs and patent-related costs and other professional fees. QSI SG&A expenses decreased 44 percent y-o-y primarily due to a decrease in selling and marketing costs related to FLO TV.
Effective Income Tax Rate
Our fiscal 2011 effective income tax rates are estimated to be approximately 17 percent for GAAP and approximately 21 percent for Non-GAAP. The first quarter GAAP effective tax rate of 12 percent was lower than the estimated annual effective tax rate primarily due to a $32 million tax benefit recorded in the first quarter of fiscal 2011 related to fiscal 2010 as a result of the retroactive reenactment of the federal R&D tax credit in the first quarter of fiscal 2011. This tax benefit was excluded from our Non-GAAP results.
Qualcomm Strategic Initiatives
The QSI segment manages our strategic investment activities, including FLO TV, and makes strategic investments in early-stage and other companies and in wireless spectrum, such as the Broadband Wireless Access (BWA) spectrum won in the auction in India. GAAP results for the first quarter of fiscal 2011 included a $0.05 loss per share for the QSI segment. The first quarter of fiscal 2011 QSI results included $134 million in operating expenses primarily related to FLO TV.
On December 20, 2010, we announced that we agreed to sell substantially all of our 700 MHz spectrum for $1.925 billion to AT&T, subject to the satisfaction of customary closing conditions, including approval by the U.S. Federal Communications Commission and clearance from the U.S. Department of Justice. The agreement follows our previously announced plan to restructure and evaluate strategic options related to our FLO TV business and network.
Under the restructuring plan, we now expect that the FLO TV business and network will be shut down in March 2011 and are in the process of shutting down the MediaFLO Technologies division. Restructuring activities under this plan were initiated in the fourth quarter of fiscal 2010 and are expected to be substantially complete by the end of fiscal 2012. In the first quarter of fiscal 2011, restructuring and restructuring-related charges related to this plan

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 5 of 19
included in QSI results were $64 million. We estimate that we will incur future restructuring and restructuring-related charges associated with this plan in the range of $300 million to $375 million, of which substantially all are expected to be recorded in fiscal 2011 in the QSI segment.
In December 2010, the loan that was obtained in connection with the India BWA spectrum purchase was refinanced. The new loans are payable in full in Indian rupees in December 2012. At the end of the first quarter of fiscal 2011, the aggregate carrying value of the loans was $1.09 billion.
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.
Our outlook does not include provisions for future asset impairments or the consequences of injunctions, damages or fines related to any pending legal matters unless awarded or imposed by a court, governmental entity or other regulatory body. Further, due to their nature, certain income and expense items, such as realized investment gains or losses, or gains and losses on certain derivative instruments, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.
Our second quarter and fiscal 2011 outlook reflects the impact related to the resolution of one of our previously disclosed licensee disputes. Favorable resolution of the Panasonic dispute will be further upside if completed this fiscal year.
In addition to our ongoing operating costs, our business outlook for the second fiscal quarter and fiscal 2011 include restructuring and restructuring-related charges related to FLO TV and the MediaFLO technology division that are currently expected to be incurred.
We have not included any estimates related to the Atheros business in our fiscal 2011 outlook. The transaction is expected to close in the first half of calendar 2011. Excluding amortization of acquired intangibles, we expect the acquisition to be modestly accretive to earnings per share in fiscal year 2012, the first full year of combined operations.

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 6 of 19
The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 7 of 19
Qualcomm’s Business Outlook Summary
SECOND FISCAL QUARTER

	Q2 FY10		Current Guidance
	Results		Q2 FY11 Estimates
Non-GAAP
Revenues	$2.66	B	$3.45B - $3.75	B
Year-over-year change			increase 30% - 41%
Diluted earnings per share (EPS)	$0.59		$0.77 - $0.81
Year-over-year change			increase 31% - 37%
GAAP
Revenues	$2.66	B	$3.45B - $3.75	B
Year-over-year change			increase 30% - 41%
Diluted EPS	$0.46		$0.50 - $0.54
Year-over-year change			increase 9% - 17%
Diluted EPS attributable to QSI	($0.05)		($0.18)
Diluted EPS attributable to share-based compensation	($0.06)		($0.09)
Diluted EPS attributable to certain tax items	($0.02)		$0.00
Diluted EPS attributable to in-process R&D	$0.00		$0.00
Metrics
MSM shipments	approx. 93	M	approx. 113M - 117	M
Year-over-year change			increase 22% - 26%
Total reported device sales (1)	$27.7B	*	$36.5B - $38.5B	*
Year-over-year change			increase 32% - 39%
Est. CDMA-based devices shipped (1)	approx. 148M - 152M	*	not provided
Est. CDMA-based device average selling price (1)	approx. $182 - $188	*	not provided

*	Est. sales in December quarter, reported in March quarter
FISCAL YEAR

	FY 2010		Prior Guidance		Current Guidance
	Results		FY 2011 Estimates		FY 2011 Estimates
Non-GAAP
Revenues	$10.98	B	$12.4B - $13.0	B	$13.6B - $14.2	B
Year-over-year change			increase 13% - 18%		increase 24% - 29%
Diluted EPS	$2.46		$2.63 - $2.77		$2.91 - $3.05
Year-over-year change			increase 7% - 13%		increase 18% - 24%
GAAP
Revenues	$10.99	B	$12.4B - $13.0	B	$13.6B - $14.2	B
Year-over-year change			increase 13% - 18%		increase 24% - 29%
Diluted EPS	$1.96		$2.08 - $2.22		$2.32 - $2.46
Year-over-year change			increase 6% - 13%		increase 18% - 26%
Diluted EPS attributable to QSI	($0.13)		($0.22)		($0.27)
Diluted EPS attributable to share-based compensation	($0.27)		($0.32)		($0.33)
Diluted EPS attributable to certain tax items	($0.10)		($0.01)		$0.01
Diluted EPS attributable to in-process R&D	$0.00		$0.00		$0.00
Metrics
Est. fiscal year* CDMA-based device average selling price range (1)	approx. $183 - $189		approx. $185 - $195		approx. $190 - $200

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Device Estimates (1)

	Prior Guidance	Current Guidance	Prior Guidance	Current Guidance
	Calendar 2010	Calendar 2010	Calendar 2011	Calendar 2011
	Estimates	Estimates	Estimates	Estimates
Est. CDMA-based device shipments
March quarter	approx. 134M — 138M	approx. 134M — 138M	not provided	not provided
June quarter	approx. 153M — 157M	approx. 153M — 157M	not provided	not provided
September quarter	not provided	approx. 165M — 169M	not provided	not provided
December quarter	not provided	not provided	not provided	not provided

Est. Calendar year range (approx.)	625M — 650M	640M — 660M	740M — 790M	750M — 800M

	Midpoint	Midpoint	Midpoint	Midpoint
Est. total CDMA-based units	approx. 638M	approx. 650M	approx. 765M	approx. 775M
Est. CDMA units	approx. 241M	approx. 238M	approx. 250M	approx. 250M
Est. WCDMA units	approx. 397M	approx. 412M	approx. 515M	approx. 525M

(1)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period. The reported quarterly estimated ranges of ASPs and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that is reported with the activity for the particular period.

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 8 of 19
Results of Business Segments (in millions, except per share data):

				Non-GAAP
				Reconciling		Share-Based		In-Process
SEGMENTS	QCT	QTL	QWI	Items (1)	Non-GAAP	Compensation	Tax Items (2)	R&D	QSI (3)	GAAP
Q1 - FISCAL 2011
Revenues	$2,116	$1,057	$172	$3	$3,348	$—	$—	$—	$—	$3,348
Change from prior year	32%	15%	21%	N/M	25%				(100%)	25%
Change from prior quarter	14%	15%	1%	N/M	13%				0%	13%
Operating income (loss)					$1,416	$(172)	$—	$—	$(134)	$1,110
Change from prior year					25%	(14%)		N/A	(29%)	26%
Change from prior quarter					25%	(7%)		N/A	(2%)	33%
EBT	$640	$892	$—	$128	$1,660	$(172)	$—	$—	$(159)	$1,329
Change from prior year	51%	16%	N/M	N/M	27%	(14%)		N/A	(49%)	26%
Change from prior quarter	23%	18%	N/M	N/M	22%	(7%)		N/A	(4%)	27%
EBT as a % of revenues	30%	84%	0%	N/M	50%	N/M		N/A	N/M	40%
Net income (loss)					$1,345	$(116)	$28	$—	$(87)	$1,170
Change from prior year					29%	(2%)	N/M	N/A	(61%)	39%
Change from prior quarter					22%	3%	N/M	N/A	(9%)	35%
Diluted EPS					$0.82	$(0.07)	$0.02	$—	$(0.05)	$0.71
Change from prior year					32%	0%	N/M	N/A	(67%)	42%
Change from prior quarter					21%	0%	N/M	N/A	0%	34%
Diluted shares used					1,648	1,648	1,648	1,648	1,648	1,648
Q4 - FISCAL 2010
Revenues	$1,860	$921	$171	$—	$2,952	$—	$—	$—	$—	$2,952
Operating income (loss)					1,130	(161)	—	—	(132)	837
EBT	519	754	(2)	90	1,361	(161)	—	—	(153)	1,047
Net income (loss)					1,105	(120)	(40)	—	(80)	865
Diluted EPS					$0.68	$(0.07)	$(0.02)	$—	$(0.05)	$0.53
Diluted shares used					1,621	1,621	1,621	1,621	1,621	1,621
Q2 - FISCAL 2010
Revenues	$1,537	$974	$152	$(2)	$2,661	$—	$—	$—	$2	$2,663
Operating income (loss)					1,065	(154)	—	(3)	(132)	776
EBT	344	821	(1)	94	1,258	(154)	—	(3)	(136)	965
Net income (loss)					989	(98)	(33)	(3)	(81)	774
Diluted EPS					$0.59	$(0.06)	$(0.02)	$—	$(0.05)	$0.46
Diluted shares used					1,678	1,678	1,678	1,678	1,678	1,678
Q1 - FISCAL 2010
Revenues	$1,608	$917	$142	$1	$2,668	$—	$—	$—	$2	$2,670
Operating income (loss)					1,134	(151)	—	—	(104)	879
EBT	425	772	9	104	1,310	(151)	—	—	(107)	1,052
Net income (loss)					1,041	(114)	(32)	—	(54)	841
Diluted EPS					$0.62	$(0.07)	$(0.02)	$—	$(0.03)	$0.50
Diluted shares used					1,691	1,691	1,691	1,691	1,691	1,691
12 MONTHS — FISCAL 2010
Revenues	$6,695	$3,659	$628	$—	$10,982	$—	$—	$—	$9	$10,991
Operating income (loss)					4,316	(614)	—	(3)	(416)	3,283
EBT	1,693	3,020	12	361	5,086	(614)	—	(3)	(435)	4,034
Net income (loss)					4,071	(442)	(159)	(3)	(220)	3,247
Diluted EPS					$2.46	$(0.27)	$(0.10)	$—	$(0.13)	$1.96
Diluted shares used					1,658	1,658	1,658	1,658	1,658	1,658

(1)	Non-GAAP reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain investment income or losses, interest expense, research and development expenses, sales and marketing expenses and other operating expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	During the first quarter of fiscal 2011, the Company recorded a tax benefit of $32 million, or $0.02 diluted earnings per share, related to fiscal 2010 due to the retroactive reenactment of the federal R&D tax credit. Also during the first quarter of fiscal 2011, the Company recorded $3 million in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate will be lower. The Company’s first quarter fiscal 2011 Non-GAAP results excluded these items.

(3)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the Non-GAAP tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.
N/M — Not Meaningful
N/A — Not Applicable
Sums may not equal totals due to rounding

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 9 of 19
Conference Call
Qualcomm’s first quarter fiscal 2011 earnings conference call will be broadcast live on January 26, 2011 beginning at 1:45 p.m. Pacific Time (PT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information and will include a discussion of “Non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on January 26, 2011, beginning at approximately 5:30 p.m. PT through February 26, 2011 at 9:00 p.m. PT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 36932148. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at: http://investor.qualcomm.com/results.cfm
Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G and next-generation mobile technologies. For 25 years, Qualcomm ideas and inventions have driven the evolution of wireless communications, connecting people more closely to information, entertainment and each other. Today, Qualcomm technologies are powering the convergence of mobile communications and consumer electronics, making wireless devices and services more personal, affordable and accessible to people everywhere. For more information, please visit www.qualcomm.com.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents Non-GAAP financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 10 of 19
core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Non-GAAP measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments.
Non-GAAP information used by management excludes the QSI segment, certain share-based compensation, certain tax items and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Further, share-based compensation related to stock options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items that were recorded in reported earnings in each fiscal year presented, but were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. In fiscal 2009, the Company included the benefit of the retroactive extension of the federal R&D tax credit in Non-GAAP results because it had previously occurred with relative frequency and was included in the Company’s business outlook for fiscal 2009 as the credit had been extended prior to the release of the fiscal 2009 business outlook. In fiscal 2011, however, the Company did not include the benefit of the retroactive

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 11 of 19
extension of the federal R&D tax credit in Non-GAAP results because the Company had not included the potential extension of the credit in its previously released fiscal 2011 business outlook due to uncertainty as to whether and when the federal R&D tax credit would be retroactively extended. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and, as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP results and Non-GAAP results are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment and adoption of, and demand for, our technologies in wireless networks and wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA, TD-SCDMA and OFDMA; the uncertainty of global economic conditions and its potential impact on demand for our products, services or applications and the value of our marketable securities; competition; our dependence on major customers and licensees; attacks on our licensing business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 12 of 19
therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on third-party manufacturers and suppliers; foreign currency fluctuations; strategic investments and transactions we have or may pursue; defects or errors in our products and services; the development and commercial success of the mirasol® display technology; as well as the other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the year ended September 26, 2010 and most recent Form 10-Q. The Company undertakes no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
Additional Information
In connection with the proposed transaction, Atheros intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of Atheros are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by Atheros with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from Atheros at www.Atheros.com or by contacting Atheros Investor Relations at: David.Allen@Atheros.com and 408.830.5762.
Atheros and Qualcomm and each of their executive officers and directors may be deemed to be participants in the solicitation of proxies from Atheros’ stockholders in favor of the proposed transaction. A list of the names of Atheros’ executive officers and directors and a description of their respective interests in Atheros are set forth in the proxy statement for Atheros’ 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2010, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended. Certain executive officers and directors of Atheros have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the definitive proxy statement.

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###
Qualcomm is a registered trademark of Qualcomm Incorporated. Mobile Station Modem, MSM, FLO TV and MediaFLO are trademarks of Qualcomm Incorporated. mirasol is a registered trademark of Qualcomm MEMS Technologies, Inc. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 14 of 19
Qualcomm Incorporated
Supplemental Information for the Three Months Ended December 26, 2010
(Unaudited)

	Non-GAAP	Share-Based		Tax					GAAP
	Results	Compensation		Items		QSI			Results
($ in millions except per share data)

R&D	$560	$86		$—			$25		$671

SG&A	343	72		—			22		437

Operating income (loss)	1,416	(172)		—			(134)		1,110

Investment income (loss), net	244 (a)	—		—			(25	) (b)	219

Tax rate	19%	N/M		N/M			N/M		12%

Net income (loss)	$1,345	$	(116)	$28	(c)	$	(87)		$1,170

Diluted earnings (loss) per share (EPS)	$0.82	$(0.07)		$0.02			$(0.05)		$0.71

Operating cash flow	$227	$(45	)(d)	$—			$(134)		$48
Operating cash flow as % of revenues	7%	N/A		N/A			N/M		1%

Free cash flow (d)	$127	$(45	)(d)	$—			$(136)		$(54)
Free cash flow as a % of revenues	4%	N/A		N/A			N/M		-2%

(a)	Included $130 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, and $127 million in net realized gains on investments, partially offset by $8 million in other-than-temporary losses on investments and $5 million in interest expense.

(b)	Included $23 million in interest expense, $3 million in other-than-temporary losses on investments and $1 million in equity in losses of investees, partially offset by $1 million in gains on derivative instruments and $1 million in interest and dividend income related to cash, cash equivalents and marketable securities.

(c)	During the first quarter of fiscal 2011, the Company recorded a tax benefit of $32 million, or $0.02 diluted earnings per share, related to fiscal 2010 due to the retroactive reenactment of the federal R&D tax credit. Also during the first quarter of fiscal 2011, the Company recorded $3 million in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate will be lower. The Company’s first quarter fiscal 2011 Non-GAAP results excluded these items.

(d)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended December 26, 2010, included herein.
N/M — Not Meaningful
N/A — Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 15 of 19
Qualcomm Incorporated
Reconciliation of Non-GAAP Free Cash Flows to
Net Cash Provided by Operating Activities (GAAP)
and Other Supplemental Disclosures
(In millions)
(Unaudited)

	Three Months Ended December 26, 2010
		Share-Based		Tax	In-Process
	Non-GAAP	Compensation		Items	R&D	QSI	GAAP
Net cash provided (used) by operating activities	$227	$(45)	(a)	$—	$—	$(134)	$48
Less: capital expenditures	(100)	—		—	—	(2)	(102)

Free cash flow	$127	$(45)		$—	$—	$(136)	$(54)

Revenues	$3,348	$—		$—	$—	$—	$3,348
Free cash flow as a % of revenues	4%	N/A		N/A	N/A	N/M	-2%

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$8	$—		$—	$—	$(8)	$—
Cash transfers to QSI (2)	(154)	—		—	—	154	—

Net cash transfers	$(146)	$—		$—	$—	$146	$—

	Three Months Ended December 27, 2009
		Share-Based		Tax	In-Process
	Non-GAAP	Compensation		Items	R&D	QSI	GAAP
Net cash provided (used) by operating activities	$1,338	$(13)	(a)	$—	$—	$(86)	$1,239
Less: capital expenditures	(67)	—		—	—	(21)	(88)

Free cash flow	$1,271	$(13)		$—	$—	$(107)	$1,151

(a)	Incremental tax benefits from stock options exercised during the period.
(1)	Cash primarily from the settlement of derivative contracts and sale of equity investments.
(2)	Primarily funding for strategic debt and equity investments and QSI operating expenses.
N/M	— Not Meaningful
N/A	— Not Applicable

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 16 of 19
Qualcomm Incorporated
Reconciliation of Non-GAAP Tax Rate to GAAP Tax Rate
(in millions)
(Unaudited)

	Three Months Ended December 26, 2010
	Non-GAAP	Share-Based					GAAP
	Results	Compensation		Tax Items (a)	QSI (b)		Results
Income (loss) before income taxes	$1,660	$	(172)	$—	$	(159)	$1,329
Income tax (expense) benefit	(315)		56	28		72	(159)

					$
Net income (loss)	$1,345	$	(116)	$28	$	(87)	$1,170

Tax rate	19%		33%	N/A		N/M	12%

(a)	During the first quarter of fiscal 2011, the Company recorded a tax benefit of $32 million, or $0.02 diluted earnings per share, related to fiscal 2010 due to the retroactive reenactment of the federal R&D tax credit. Also during the first quarter of fiscal 2011, the Company recorded $3 million in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate will be lower. The Company’s first quarter fiscal 2011 Non-GAAP results excluded these items.

(b)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the Non-GAAP tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.
N/M — Not Meaningful

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 17 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)
ASSETS

	December 26,	September 26,
	2010	2010
Current assets:
Cash and cash equivalents	$4,711	$3,547
Marketable securities	5,798	6,732
Accounts receivable, net	657	730
Inventories	574	528
Deferred tax assets	336	321
Other current assets	255	275

Total current assets	12,331	12,133
Marketable securities	8,598	8,123
Deferred tax assets	1,979	1,922
Property, plant and equipment, net	2,361	2,373
Goodwill	1,519	1,488
Other intangible assets, net	2,983	3,022
Other assets	1,520	1,511

Total assets	$31,291	$30,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$522	$764
Payroll and other benefits related liabilities	480	467
Unearned revenues	631	623
Loans payable	1,089	1,086
Income taxes payable	10	1,443
Other current liabilities	1,211	1,085

Total current liabilities	3,943	5,468
Unearned revenues	3,821	3,485
Other liabilities	791	761

Total liabilities	8,555	9,714

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at December 26, 2010 and September 26, 2010	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,634 and 1,612 shares issued and outstanding at December 26, 2010 and September 26, 2010, respectively	—	—
Paid-in capital	7,818	6,856
Retained earnings	14,161	13,305
Accumulated other comprehensive income	757	697

Total stockholders’ equity	22,736	20,858

Total liabilities and stockholders’ equity	$31,291	$30,572

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 18 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 26,	December 27,
	2010	2009
Revenues:
Equipment and services	$2,213	$1,663
Licensing and royalty fees	1,135	1,007

Total revenues	3,348	2,670

Operating expenses:
Cost of equipment and services revenues	1,130	816
Research and development	671	596
Selling, general and administrative	437	379

Total operating expenses	2,238	1,791

Operating income	1,110	879

Investment income, net	219	173

Income before income taxes	1,329	1,052
Income tax expense	(159)	(211)

Net income	$1,170	$841

Basic earnings per common share	$0.72	$0.50

Diluted earnings per common share	$0.71	$0.50

Shares used in per share calculations:
Basic	1,623	1,672

Diluted	1,648	1,691

Dividends per share paid	$0.19	$0.17

Dividends per share announced	$0.19	$0.17

Qualcomm Announces First Quarter Fiscal 2011 Results	Page 19 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 26,	December 27,
	2010	2009
Operating Activities:
Net income	$1,170	$841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	201	162
Revenues related to non-monetary exchanges	(31)	(37)
Income tax provision (less than) in excess of income tax payments	(1,474)	32
Non-cash portion of share-based compensation expense	174	151
Incremental tax benefit from stock options exercised	(45)	(13)
Net realized gains on marketable securities and other investments	(127)	(102)
Net impairment losses on marketable securities and other investments	11	57
Other items, net	(2)	4
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	76	87
Inventories	(45)	101
Other assets	(23)	(32)
Trade accounts payable	(234)	(226)
Payroll, benefits and other liabilities	21	(124)
Unearned revenues	376	338

Net cash provided by operating activities	48	1,239

Investing Activities:
Capital expenditures	(102)	(88)
Purchases of available-for-sale securities	(2,309)	(2,098)
Proceeds from sale of available-for-sale securities	3,024	2,013
Other investments and acquisitions, net of cash acquired	(66)	(6)
Other items, net	7	7

Net cash provided (used) by investing activities	554	(172)

Financing Activities:
Borrowing under loans payable	1,083	—
Repayment of loans payable	(1,083)	—
Proceeds from issuance of common stock	791	152
Incremental tax benefit from stock options exercised	45	13
Dividends paid	(309)	(284)
Change in obligation under securities lending	38	—
Other items, net	(4)	(1)

Net cash provided (used) by financing activities	561	(120)

Effect of exchange rate changes on cash	1	(4)

Net increase in cash and cash equivalents	1,164	943
Cash and cash equivalents at beginning of period	3,547	2,717

Cash and cash equivalents at end of period	$4,711	$3,660